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                                                                  EXHIBIT 99.1
[NETSCOUT LOGO]

Contacts:
---------

       Peggy Flynn/                     Craig Librett/
       Kristen Bala                     Jen Vrettas
       NetScout Systems                 Miller Shandwick Technologies
       (978) 614-4162                   (617) 351-4129
       (978) 614-6037                   (617) 351-4181
       flynnp@netscout.com              clibrett@miller.shandwick.com
       balak@netscout.com               jvrettas@miller.shandwick.com


                                NETSCOUT SYSTEMS
                          TO ACQUIRE NEXTPOINT NETWORKS

    -- COMPANY TO AGGRESSIVELY PURSUE ENTERPRISE AND SERVICE PROVIDER MARKETS
                         WITH SINGLE SYSTEMS APPROACH --


         WESTFORD, MASS., JUNE 14, 2000 - NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), the leader in real-time network and application performance management for e-business, today announced plans to acquire privately held NextPoint Networks for approximately $60 million in cash and stock. The acquisition of NextPoint, an award-winning developer of performance and service level management solutions, will substantially enhance NetScout's product portfolio and position the Company as a full-service provider of network performance management solutions. This is a major step in NetScout's strategy to aggressively pursue opportunities throughout the enterprise, dot-com and service provider markets.

         The acquisition complements NetScout's leadership in real-time network and application performance management with the addition of broad-based performance analysis and reporting applications, synthetic software agents, and service-level management solutions. The extended offering will benefit users by simplifying the complexity involved in using disparate management tools, reducing network management traffic, and minimizing the training and skills required to manage complex e-business infrastructures.

         NetScout plans to integrate NextPoint's S3-TM- product suite into its nGenius-TM- product line to create a comprehensive network performance management system. Featuring powerful real-


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NETSCOUT ACQUIRES NEXTPOINT NETWORKS                                PAGE 2 OF 4

time and historical reporting capabilities with both passive and active intelligent agents, the new system will distinguish NetScout competitively by the breadth of information it delivers through a single, integrated system.

         "NextPoint's highly regarded software applications perfectly complement our unique data source technology and server architecture. With the addition of their talented team and unique technology, we will have the critical mass required to raise the bar for e-business performance management solutions," said Anil Singhal, chairman and CEO of NetScout Systems. "We intend to fully exploit the opportunities presented by the exploding service provider segment, as well as to deliver our expanded offerings to our large installed base."

         "This is a natural move for NextPoint, as both companies share a common vision of delivering `business-centric' network management solutions," said William Maro, president and CEO of NextPoint Networks. "Our development team is already well-acquainted with NetScout's technology platform. Our applications are currently leveraging data from NetScout's instrumentation at customer sites. We are excited that our technology will now receive much wider distribution through NetScout's extensive sales channels. "

         Under the terms of the agreement, a combination of cash and stock will be exchanged for all outstanding shares and options of NextPoint. This acquisition will be accounted for as a purchase transaction and is expected to close in July 2000. The acquisition has been approved by the board of directors of both companies and is subject to customary closing conditions. This alliance significantly expands NetScout's opportunity to capitalize on the growing needs of e-business customers and significantly increase revenue growth rate. The deal is expected to be accretive by fiscal year end.

PRODUCT OUTLOOK

         NetScout's recently announced, web-based, nGenius Performance Management System for e-Business is designed to accommodate a growing spectrum of network performance management solutions, including--OPTIMIZATION & FAULT ISOLATION, TRAFFIC-BASED CAPACITY MANAGEMENT, APPLICATION SERVICE LEVEL MANAGEMENT, and USAGE-BASED billing. With the acquisition of NextPoint Networks, the nGenius solutions suite will be extended to INCLUDE--SERVICE LEVEL MANAGEMENT, and CAPACITY PLANNING FOR SERVERS, ROUTERS AND FRAME RELAY DEVICES.


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NETSCOUT ACQUIRES NEXTPOINT NETWORKS                                PAGE 3 OF 4

The acquisition will also broaden the nGenius suite of network data sources to include--ACTIVE SOFTWARE AGENTS and NETWORK DEVICE PERFORMANCE DATA, IN ADDITION TO NETSCOUT'S COMPREHENSIVE LINE OF REAL-TIME INSTRUMENTATION. By incorporating these solutions through a single vendor's platform, users will be able to better organize and exploit their use of various views into the network, and reduce the complexity and challenge associated with network management.

         For more information on this announcement, a list of frequently asked questions is available on NetScout's web site at http://www.netscout.com/News/Press_Releases/acq_faq/acq_faq.html

ABOUT NEXTPOINT NETWORKS

NextPoint Networks of Westford, Massachusetts develops and markets award-winning application-to-network performance management software to networking professionals. The NextPoint S3-TM- suite enables a proactive service level management process and better performing, more cost-effective networks that support business objectives. NextPoint customers include leading enterprises from a cross-section of industries such as Amazon.com, MGM, Liberty Mutual, Chiquita, Intermedia Communications and TIAA-CREF.

ABOUT NETSCOUT SYSTEMS, INC.

NetScout Systems, Inc. (NASDAQ: NTCT) is a leading provider of network and application performance management solutions. NetScout's solutions ensure e-business applications stay up and running at optimum performance through real-time, system-wide visibility and actionable information for fault isolation. NetScout's products are deployed worldwide in industries such as e-commerce, finance, healthcare, government, manufacturing and others. NetScout serves approximately half of the Fortune 500 and counts among its customers 3M Corporation, AT&T, Datek Online, Bristol-Myers Squibb, Amazon.com, Webhire, Intel Online, Fidelity Investments, Xerox and Sun Microsystems.

NetScout's unique Application Flow Management (AFM) technology collects and presents the rich set of application and Web traffic information via NetScout's application-aware instrumentation and reporting and analysis software. Headquartered in Westford, Massachusetts, NetScout has approximately 250 employees and offices in North America, Europe and Asia. Further information on the company is available on the World Wide Web at WWW.NETSCOUT.COM


         Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the company's strategic relationships with Cisco Systems and other partners,



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NETSCOUT ACQUIRES NEXTPOINT NETWORKS                                PAGE 4 OF 4

dependence upon broad-based acceptance of the company's Application Flow Management solutions, introduction and market acceptance of new products and product enhancements, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of the indirect distribution channels, and dependence on proprietary technology, as well as risks of downturns in economic conditions generally and in the market for network and application performance management solutions specifically, and risks associated with year 2000 problems affecting the company, its partners and its customers. For a more detailed description of the risk factors associated with the company, please refer to the company's prospectus dated August 12, 1999 and the Quarterly Report on Form 10-Q for the quarter ended December 31, 2000, on file with the Securities and Exchange Commission.

                                       ###

NetScout is a registered trademark, and the NetScout logo, nGenius, WebCast, AppScout, and NetScout Manager Plus are trademarks of NetScout Systems, Inc.